                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Preliminary Proxy Statement

--------------------------------------------------------------------------------

                          METRO ONE TELECOMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

             [LOGO]

April 14, 1998


Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Record of Metro One Telecommunications, Inc., which will be held on Tuesday May 19, 1998, at 3:30 pm, local time, at the Portland Conference Center, 300 N.E. Multnomah Street, Portland, Oregon 97232. The Directors of Metro One and I look forward to greeting as many of our shareholders as possible.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. The Company's Annual Report for the year ended December 31, 1997 is also enclosed.

    Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

    On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in the affairs of the Company.

                                          Sincerely,

                                          /s/ TIMOTHY A. TIMMINS
                                          --------------------------------------
                                          Timothy A. Timmins
                                          PRESIDENT
                                          CHIEF EXECUTIVE OFFICER

                       METRO ONE TELECOMMUNICATIONS, INC.

                                ----------------

                            NOTICE OF ANNUAL MEETING

                           TO BE HELD ON MAY 19, 1998

                             ---------------------

To the Shareholders of Metro One Telecommunications, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of METRO ONE TELECOMMUNICATIONS, INC. (the "Company") will be held on May 19, 1998 at 3:30 p.m. local time, at the Portland Conference Center, 300 N.E. Multnomah Street, Portland, Oregon for the following purposes:

    1.  To elect five Directors, each for a one-year term;

    2. To approve the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1998; and

    3.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed March 26, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          STEBBINS B. CHANDOR, JR.

                                          SECRETARY

Beaverton, Oregon


April 14, 1998

                       METRO ONE TELECOMMUNICATIONS, INC.

                            8405 S.W. NIMBUS AVENUE

                            BEAVERTON, OREGON 97008

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 1998

                             ---------------------

GENERAL


    This Proxy Statement is furnished to shareholders of METRO ONE TELECOMMUNICATIONS, INC. (the "Company") in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of the Company's outstanding shares of Common Stock, no par value (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on May 19, 1998 at 3:30 p.m. local time, and at any adjournments or postponements thereof (the "Annual Meeting").



    At the Annual Meeting, shareholders will be asked to (i) elect five members of the Board of Directors, (ii) approve the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1998 and (iii) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to the Company's shareholders on or about April 14, 1998.


SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


    The Board of Directors has fixed March 26, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,789 beneficial holders of the 11,039,947 shares of Common Stock then outstanding. The presence, in person or by proxy, of 51% of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.


    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY, AND (II) FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Secretary, Metro One Telecommunications, Inc., 8405 S.W. Nimbus Avenue, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

BACKGROUND

    At the Annual Meeting, five directors are to be elected to serve until the date of the Company's Annual Meeting to be held in 1999 and until their successors are elected and qualified. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

INFORMATION AS TO THE BOARD'S NOMINEES

    The following table sets forth the names of the Board of Directors' nominees for election as directors. Also set forth is certain other information with respect to each such person's age at March 26, 1998, the periods during which he has served as a director of the Company, the expiration of his term as a director, positions currently held with the Company and his principal occupation or employment during the last five years.

                                                           DIRECTOR     EXPIRATION
NAME                                             AGE         SINCE        OF TERM            POSITION WITH THE COMPANY
-------------------------------------------      ---      -----------  -------------  ----------------------------------------
A. Jean de Grandpre........................          76         1995          1998    Chairman of the Board of Directors
G. Raymond Doucet..........................          55         1995          1998    Director
William D. Rutherford......................          59         1995          1998    Director
Timothy A. Timmins.........................          41         1994          1998    President, Chief Executive Officer and
                                                                                        Director
James M. Usdan.............................          48         1997          1998    Director

    A. JEAN DE GRANDPRE is Chairman of the Board of Directors of the Company and has served as a director since 1995. Mr. de Grandpre is the founding Director and Chairman Emeritus of Bell Canada Enterprises from which he retired in 1989. He has served on the Canadian Advisory Board of BJB International Management since 1993 and the Board of Thera Technologies since 1993. He is a former Director of Bell Canada, Northern Telecom Limited, Chrysler Corporation, Chrysler Canada Ltd., and the International Advisory Board of The Chemical Bank, New York. Mr. de Grandpre is a Life Member of the Canadian Bar Association, Emeritus Member of the Canadian Association of Canadian General Counsel, Member of the Bar of the Province of Quebec and former Chancellor of McGill University. Mr. de Grandpre is a lawyer, appointed Queen's Counsel and a Companion of the Order of Canada, the highest honour granted a private citizen. Mr. de Grandpre is the recipient of the Honourary Associate Award of the Conference Board of Canada and is an inductee into the Canadian Business Hall of Fame.

    G. RAYMOND DOUCET has served as a director of the Company since 1995 and has served as a consultant to the Company since 1994. Mr. Doucet is the President and Chief Executive Officer of TeleZone Corporation, a Toronto-based telecommunications company. He is past President and Chief Executive Officer of Douserv Management Inc., a Montreal-based holding Company. From 1984 to 1991, he was the Chairman and Chief Executive Officer of Radcel Communications Inc. which was purchased by Rogers Communications, Inc. Prior to that, he was President of Douserv Group Inc., a company offering consulting, marketing and operational services to the telecommunications industry. From 1965 to 1974, Mr. Doucet was the Director of Technical Services with Bell Canada where he was responsible for the planning and development of transmission and distribution networks. Mr. Doucet serves on the Boards of Directors of Doucet & Associates Consultants Inc., Servco Quebec Inc. and TeleZone Inc.

    WILLIAM D. RUTHERFORD has served as a director of the Company since 1995. He is the Principal of Rutherford Investment Management, an investment advisory service. During 1997, Mr. Rutherford was Chief Executive Officer of Fiberboard Asbestos Compensation Trust. From 1995 to 1996, Mr. Rutherford was a principal with Macadam Partners, a Portland-based investment firm. He was formerly the Treasurer of the State of Oregon, where he was responsible for the State's then $14 billion investment program and the state's then $7.5 billion in indebtedness and during which service he was elected Chairman of the Oregon Investment Council. He also served for seven years as a Member of the Oregon House of Representatives. From 1994 to 1995, Mr. Rutherford served as Director of Special Projects for Metallgesellschaft Corp., a multi-billion dollar international trading company. From 1990 through 1993, Mr. Rutherford was President and a director of Societe Generale Touche Remnant Corporation (U.S.), an international asset management company. From 1987 to 1990, Mr. Rutherford was President and Chief Executive Officer of ABD International Management Corporation, an international asset management company. Mr. Rutherford formerly practiced law and served as the Chief Executive Officer of a regional investment firm. A U.S. Army veteran, Mr. Rutherford received a Bachelor of Science in History from the University of Oregon and an LL.B. from Harvard University Law School.

    TIMOTHY A. TIMMINS has served as President and Chief Executive Officer of the Company since 1995 and a director of the Company since 1994. He served as the Company's Executive Vice President and Chief Financial Officer from 1993 to 1995. From 1985 to 1993, Mr. Timmins served in various capacities with the Investment Banking Division of Kemper Securities, Inc. and predecessor firms, ultimately as Senior Vice President. Mr. Timmins is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Portland State University and a Masters degree in Business Administration from the University of Southern California.

    JAMES M. USDAN has served as a director of the Company since 1997. Mr. Usdan is President, Chief Executive Officer and a director of RehabCare Group Inc. (Nasdaq: RHBC), a St. Louis-based developer and manager of inpatient, subacute and outpatient rehabilitation staffing programs under long-term contracts with hospitals and nursing homes. Mr. Usdan joined RehabCare in 1990 as President and Chief Operating Officer, becoming Chief Executive Officer of the Company in 1991. Prior to joining RehabCare, Mr. Usdan founded and was President and Chief Executive Officer of American Transitional Care, Inc. from 1987 to 1990, and, from 1986 to 1987, he was Executive Vice President and Chief Operating Officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises. Mr. Usdan serves on the Board of D & K Healthcare Resources, Inc. (Nasdaq: DKWD) a pharmaceutical distribution company. He is a Board member of Maryville University and of the Metropolitan Employment and Rehabilitation Services. Mr. Usdan holds a Bachelor of Arts degree from Harvard College.

    Pursuant to the Company's Third Restated Articles of Incorporation, at any time when the Board of Directors consists of six or more members, the Board of Directors is divided into three classes serving staggered three-year terms. Directors are otherwise elected to serve one-year terms. Executive officers are appointed by and serve at the discretion of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

    During 1997 the Company's Board of Directors held five meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    The Board of Directors has a standing Compensation Committee currently consisting of Messrs. de Grandpre, Doucet, Rutherford and Usdan. The Compensation Committee, which met two times in 1997, reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. The Board of Directors has a standing Audit Committee currently consisting of Messrs. de Grandpre, Rutherford and Usdan. The Audit

Committee, which met one time in 1997, reviews the scope of the independent annual audit, the independent public accountants' letter, if any, to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and facilitates the preparation of the Board of Directors' response to that letter, if deemed necessary. The Board of Directors acts as a nominating committee for selecting nominees for election as directors.

DIRECTORS' COMPENSATION AND OTHER ARRANGEMENTS


    Generally, directors who are not employees of the Company receive $500 plus expenses for each Board meeting attended locally or via telephone and $2,500 plus expenses for each meeting attended in person for which substantial travel is required. Messrs. de Grandpre and Doucet, in 1995, and Mr. Rutherford, in 1996, were granted non-qualified options to purchase 57,140 shares of Common Stock of the Company at a price of $8.05 per share. Such options vest over a four-year period, which vesting has accelerated due to the occurrence of certain events as outlined in the option agreements. Beginning in 1996, Directors who are not employees of the Company will be granted non-qualified options to purchase 10,000 shares of Common Stock at the time of recruitment ("Recruitment Grant') and 10,000 shares of Common Stock in October of each year ("Annual Grant"). The non-employee Chairman of the Board on July 31 of each year will also be granted a non-qualified option to purchase 14,285 shares of Common Stock (also, an "Annual Grant"). Annual Grants and Recruitment Grants are vested and exercisable at the time of the grant and have exercise prices equal to the market price on the date of grant. Mr. de Grandpre also receives $2,000 a month for his service as Chairman of the Board.


    The Company entered into a two-year consulting agreement with G. Raymond Doucet, a director, in December 1994, pursuant to which Mr. Doucet advised the Company on (i) enhancing the profitability of its Enhanced Directory Assistance ("EDA"), (ii) technical and personnel matters, and (iii) financial and budgetary matters. In addition to receiving a consulting fee of $5,000 per month, the Company in 1994 granted Mr. Doucet an option to purchase up to 85,710 shares of its Common Stock at an exercise price of $2.31 per share. The Company entered into a new, two-year consulting agreement with Mr. Doucet in December 1996. In connection with the new agreement, in addition to receiving a consulting fee of $5,000 per month, Mr. Doucet was granted a non-qualified option to purchase 30,000 shares of Common Stock of the Company at a price of $13.38 per share. The option vests upon the occurrence of certain performance milestones relating to the Company entering into long-term EDA Service contracts with certain entities. As of March 26, 1998, the option had vested to the extent of 10,000 shares.

BOARD RECOMMENDATION

    The Board of Directors recommends a vote FOR the election of its nominees as Directors. If a quorum is present, a plurality of the votes cast by the shares entitled to vote is required for the election of a director. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted and have no effect in determining whether the nominee has received the required shareholder vote.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of the Company:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Timothy A. Timmins...................................          41   President, Chief Executive Officer and Director

Stebbins B. Chandor, Jr..............................          38   Senior Vice President, Chief Financial Officer and
                                                                      Secretary

Gary E. Henry........................................          41   Senior Vice President--Call Center Operations

Kevin S. Anderson....................................          34   Vice President--Customer Care and Project
                                                                      Administration

Patrick M. Cox.......................................          36   Vice President--Technology

Karen L. Johnson.....................................          48   Vice President--Corporate Development

Michael A. Kepler....................................          35   Vice President--Information Systems

Michael A. McCourt...................................          46   Vice President--Database Software

    Information concerning the principal occupation of Mr. Timmins is set forth under "Information as to the Board's Nominees." Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

    STEBBINS B. CHANDOR, JR. joined the Company in 1995 and serves as Senior Vice President and Chief Financial Officer. He has served as Secretary of the Company since 1996. From 1985 to 1995, Mr. Chandor served in various corporate finance capacities with BA Securities, Inc., a wholly-owned subsidiary of BankAmerica Corporation, and affiliated or predecessor firms including Bank of America and Continental Bank N.A. Mr. Chandor holds a Bachelor of Science degree in Chemical Engineering from Tufts University and a Masters degree in Business Administration from the University of Southern California.

    GARY E. HENRY joined the Company in 1993 and serves as Senior Vice President--Call Center Operations. Prior to 1993, he was Senior Vice President, Corporate Services Director for Imperial Corporation of America, Inc., a financial institution, with whom he was employed since 1985. Mr. Henry holds a Bachelor of Arts degree in Public Administration from San Diego State University.

    KEVIN S. ANDERSON has served as Vice President--Customer Care and Project Administration of the Company since 1996. Since its inception in 1989, Mr. Anderson has served in various capacities including President, Executive Vice President and Senior Vice President. Mr. Anderson holds a Bachelor of Science degree in Business Administration from Oregon State University.

    PATRICK M. COX has served as Vice President--Technology of the Company since 1996 and served as Executive Vice President and Chief Operating Officer from 1993 to 1996, Secretary of the Company from 1995 to 1996 and a director of the Company from 1989 to 1996. Since the Company's inception in 1989 through October 1993, Mr. Cox served as Chairman of the Board of Directors, President and Chief Executive Officer or similar positions. Mr. Cox is a member of the National Association of Radio and Telecommunications Engineers and is a Certified Engineer Class One.

    KAREN L. JOHNSON joined the Company in 1993 and since 1998 has served as Vice President--Corporate Development. From 1993 to 1998, she served as Vice President--Controller. From 1989 to 1993, she was Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc. Ms. Johnson is a certified public accountant with a Bachelor of Arts degree from St. Olaf College and she performed post-graduate work in accounting and business administration at Portland State University.

    MICHAEL A. KEPLER has served as Vice President--Information Systems for the Company since 1993. From 1989 to 1993 he held a similar position as Director of Information Systems. From 1989 until joining the Company, Mr. Kepler was a programmer with ComLink West, a computer services concern that performed contract programming for the Company. During 1988 and 1989, he was an Engineering Technician with Single Board Systems and an Assembly and Testing Technician with Hewlett Packard.

    MICHAEL A. MCCOURT has served as Vice President--Database Software for the Company since 1997. From 1990 to 1997, he was Vice President and General Manager for Microlytics, Inc., a developer of linguistic and data retrieval technologies. Mr. McCourt holds an MBA from the University of Rochester Simon Graduate School of Business Administration and a MSEE from Washington University.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the Company believes that during fiscal 1997 its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except for the late filing of a Form 3 to reflect an option to purchase 10,000 shares of Common Stock granted to James M. Usdan upon his election to the Company's Board of Directors in 1997, and the late filing of a Form 3 to reflect an option to purchase 23,000 shares of Common Stock granted to Michael A. McCourt upon his joining the Company in 1997.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal year ended December 31, 1997, certain summary information concerning compensation of the person serving as the Company's Chief Executive Officer and the two other most highly paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"). No other executive officer received compensation exceeding $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                         -------------
                                                             ANNUAL COMPENSATION          SECURITIES
                                                       --------------------------------   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                              YEAR       SALARY      BONUS    OPTIONS/SARS     COMPENSATION
-----------------------------------------------------  ---------  ----------  ---------  -------------  -----------------
Timothy A. Timmins ..................................       1997  $  150,026  $   3,000       --               --
  President, Chief Executive Officer and Director           1996     127,385     --           --               --
                                                            1995      96,961     --          399,981           --

Patrick M. Cox ......................................       1997  $  135,017  $   2,700       --               --
  Vice President--Technology                                1996     116,154     --           --               --
                                                            1995      98,850     --          199,991           --

Stebbins B. Chandor, Jr. ............................       1997  $  110,417     --           --               --
  Senior Vice President, Chief Financial Officer and        1996      96,000     --           --               --
  Secretary                                                 1995      26,457     --           71,426           --

OPTION GRANTS

    During the year ended December 31, 1997, no Named Executive Officer was granted an option to purchase Common Stock pursuant to the Company's 1994 Stock Incentive Plan (the "Plan").

YEAR-END OPTION TABLE

    The following table provides information regarding exercises of options during 1997 and unexercised options held, as of December 31, 1997, by the Named Executive Officers.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                               SHARES                      NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                              ACQUIRED                    UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                                 ON            VALUE        OPTIONS AT YEAR-END          AT YEAR-END
NAME                                          EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------------------------  -------------  -------------  -----------------------  -----------------------
Timothy A. Timmins........................       --             --                399,981/ 0              $131,994/ 0
Patrick M. Cox............................       --             --                199,991/ 0               65,997/ 0
                                                                                  40,176/
Stebbins B. Chandor, Jr...................       --             --                    31,250               13,258/ 10,313

    In 1995, the Company entered into employment contracts with Messrs. Timmins and Cox that allow for a base annual compensation and increases based upon achievement of certain corporate goals and upon a formula tied to the profitability of the Company and for employment of them for five-year periods ending in 2000. The agreements provide for adjusted base salaries for Messrs. Timmins and Cox of $150,000 and $135,000, respectively. The employment agreements provide for annual bonuses up to 100 percent of adjusted base salary for annual earnings per share growth from 8 percent to 30 percent. The employment agreements also provide for payment to Messrs. Timmins and Cox of one additional year of adjusted base salary and a pro rata portion of annual bonuses in the event of termination of their respective employment upon death or for reasons other than cause, six months additional adjusted base salary and a pro rata portion of annual bonuses due to disability, or six months additional adjusted base salary and no bonuses if for cause. Under the employment agreements, Messrs. Timmins and Cox have been granted certain indemnification rights. In addition, the employment agreements prevent Messrs. Timmins and Cox from competing with the Company or soliciting the employment of other individuals employed by the Company during Messrs. Timmins' and Cox's respective employment and for a period of one year thereafter. Under the employment agreements, Messrs. Timmins or Cox may not disclose the Company's confidential information to outsiders during their respective employment and for a period of two years thereafter.


                              CERTAIN TRANSACTIONS

    During 1994, G. Raymond Doucet and A. Jean de Grandpre, both of whom are now directors of the Company, purchased 8% Convertible Secured Notes ("8% Notes") of the Company in the principal amounts of $275,000 and $150,000, respectively, through investment companies controlled by them, as part of a convertible secured note financing of the Company (the "Secured Note Financing"). The 8% Notes beneficially held by Messrs. Doucet and de Grandpre were converted into 119,042 and 64,932 shares of the Common Stock of the Company, respectively, during the fourth quarter of 1995.

    In 1996, the lenders in the Secured Note Financing, including Mr. Doucet and Mr. de Grandpre (the "Lenders"), and the Company entered into a Shareholder Rights Agreement (the "Agreement"), pursuant to which the Company granted to the Lenders certain registration rights with respect to shares of Common Stock of the Company held by the Lenders and a right of first refusal with respect to future sales of Common Stock, preferred stock or other securities issued by the Company. Mr. Doucet exercised this right of first refusal and purchased 16,712 shares in the August 1996 initial public offering of the Company's Common Stock at the initial public offering price of $8.50. The Agreement provides for the termination of this right of first refusal upon the consummation of an underwritten public offering of the Common Stock of the Company in which the Company receives cash proceeds of not less than $10 million based on a per share price of at least $10.50.

    The Company entered into a two-year consulting agreement with Mr. Doucet in 1994 and granted him a five-year option to purchase up to 85,710 shares of its Common Stock at an exercise price of $2.31 per share. The Company entered into a new, two-year consulting agreement with Mr. Doucet in 1996 and in connection with that agreement, the Company granted Mr. Doucet an additional option to purchase up to 30,000 shares of its Common Stock at an exercise price of $13.38. See "Directors' Compensation and Other Arrangements."

    From time to time the Company has made cash advances to its officers, employees and consultants. At December 31, 1997, the Company carried several unsecured notes receivable bearing various interest rates from certain of its officers, employees, consultants and a former employee. The following table lists individuals for whom the Company carried aggregate outstanding balances greater than $60,000 at any time during 1996 or 1997.

                                                                     BALANCE AT DECEMBER 31,
NAME                                                                          1997
-----------------------------------------------------------------  ---------------------------
Kevin S. Anderson................................................           $  61,446
Patrick M. Cox...................................................           $  58,643

    The loans to Mr. Anderson are evidenced by 44 promissory notes at various interest rates with maturities from 1992 to 1994. The loans to Mr. Cox are evidenced by 38 promissory notes at various interest rates with maturities from 1992 to 1994. These loans were extended by the Company to Messrs. Anderson and Cox for personal purposes during periods when the Company's financial position did not permit significant compensation increases to officers and when the Company's future capital needs were uncertain. The Company believed that making these cash advances allowed it to retain key personnel while maintaining the ability to secure repayment at later dates if required by the Company's capital needs. Although these notes have matured and are due, some of these notes may be forgiven at future dates, resulting in additional payroll tax liability for the Company and additional income tax liability for the makers of the notes.

    The Company believes that the foregoing transactions were fair to the Company and in its best interests. As a matter of policy, all future transactions between the Company and any of its officers, directors or principal stockholders or their affiliates will continue to be approved by a majority of the Board of Directors and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties, and will continue to be for bona fide business purposes of the Company.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 26, 1998 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes the that persons listed below have sole investment and voting power with respect to the shares of Common Stock owned by them.


                                                                                           SHARES BENEFICIALLY OWNED
                                                                                           -------------------------
NAMED EXECUTIVE OFFICERS, DIRECTORS AND 5% SHAREHOLDERS(1)                                 NUMBER(2)    PERCENT(2)
-----------------------------------------------------------------------------------------  ----------  -------------
A. Jean de Grandpre......................................................................     170,643          1.5
G. Raymond Doucet........................................................................     280,496          2.5
William D. Rutherford....................................................................     108,759        *
Timothy A. Timmins.......................................................................     403,910          3.5
James M. Usdan...........................................................................      20,000        *
Stebbins B. Chandor, Jr..................................................................      47,041        *
Patrick M. Cox...........................................................................     426,644          3.8
All directors and officers as a group (12 persons).......................................   1,903,672         17.0


------------------------

* Less than one percent

(1) The address of each beneficial owner identified is 8405 SW Nimbus Avenue, Beaverton, Oregon 97008.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 26, 1998 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 26, 1998 is as follows: A. Jean de Grandpre--105,711 shares; G. Raymond Doucet--172,850 shares; William D. Rutherford--77,140 shares; Timothy A. Timmins--399,981 shares; James M. Usdan--20,000 shares; Stebbins B. Chandor, Jr.--44,641 shares; Patrick M. Cox--199,991 shares; and all directors and officers as a group--1,227,830 shares.

                       SELECTION OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

    The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the current year ending December 31, 1998. For the years ended December 31, 1997, 1996 and 1995, Deloitte & Touche served as the Company's independent auditors. It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

BOARD RECOMMENDATION

    Although the selection of auditors is not required to be submitted to a vote of the shareholders, the Board has decided to ask the shareholders to approve the selection and recommends that the shareholders vote FOR approval. If a majority of the shares of Common Stock represented at the Annual Meeting does not vote to approve the selection, the Board will reconsider the selection.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1999 annual meeting of shareholders must be received by the Company not later than December 15, 1998, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                              COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997 with the Securities and Exchange Commission (the "SEC"). The SEC maintains a web site, WWW.SEC.GOV, that contains reports, proxy statements, and certain other information filed electronically by the Company with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-KSB, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 8405 S.W. Nimbus Avenue, Beaverton, Oregon 97008 or visiting the Company's web site at WWW.METRO1.COM.

                        METRO ONE TELECOMMUNICATIONS, INC.
                                  PROXY FORM
                          ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 19, 1998


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METRO ONE TELECOMMUNICATIONS, INC.

     The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation (the "Company"), hereby appoints Timothy A. Timmins and A. Jean de Grandpre, or either of them, with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 3:30 p.m. on May 19, 1998, at the Portland Conference Center, 300 N.E. Multnomah Street, Portland, Oregon, or any adjournments or postponements thereof upon the matters listed herein AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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

                                                          Please mark
                                                        your votes as
                                                         indicated in      / X /
                                                         this example


1.  Election of Directors:

      FOR all nominees            WITHHOLD
        (except as                AUTHORITY
       marked to the        to vote for all nominees
      contrary below.)           listed below.

         /  /                       /   /

(Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)


A. JEAN DE GRANDPRE, G. RAYMOND DOUCET, WILLIAM D. RUTHERFORD,
TIMOTHY A. TIMMINS AND JAMES M. USDAN.

2. To approve the selection of Deloitte & Touche LLP as the Company's independent auditors.

               FOR          AGAINST          ABSTAIN

               /  /           /  /             /  /



       I PLAN TO ATTEND THE ANNUAL MEETING.    /  /


I DO NOT PLAN TO ATTEND THE ANNUAL MEETING.    /  /


PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


------------------------------------------------
Typed or Printed Name(s)


------------------------------------------------
Authorized Signature


------------------------------------------------
Title or authority, if applicable


------------------------------------------------
Date

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.


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